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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (Date of earliest event reported): SEPTEMBER 24, 2002



                          TESORO PETROLEUM CORPORATION
             (Exact name of registrant as specified in its charter)



         DELAWARE
      (State or other              1-3473                95-0862768
       jurisdiction           (Commission File         (IRS Employer
     of incorporation)             Number)          Identification No.)


             300 CONCORD PLAZA DRIVE
               SAN ANTONIO, TEXAS                        78216-6999
    (Address of principal executive offices)             (Zip Code)


      Registrant's telephone number, including area code: (210) 828-8484

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ITEM 5. OTHER EVENTS

      On September 24, 2002, Tesoro Petroleum Corporation (the "Company") entered into an amendment of its $1.275 billion credit agreement with Lehman Brothers Inc. (as arranger), Lehman Commercial Paper Inc. (as syndication agent), Bank One, NA (as administrative agent), ABN Amro Bank N.V., Bank of America, N.A., Credit Lyonnais New York Branch and The Bank of Nova Scotia (as co-documentation agents) and a syndicate of banks, financial institutions and other entities. The amendment increases the rate of interest the Company is required to pay to the lenders on loans under the credit agreement. The amendment contains a covenant requiring the Company to consummate one or more transactions resulting in the Company's receipt of net proceeds of at least $175 million by December 31, 2002 and $200 million by March 31, 2003 (including net proceeds received on or before December 31, 2002) from the sale of assets or the sale of common stock, preferred stock mandatorily convertible into common stock within three years of the date of its issuance or other equity acceptable to the majority of agent banks. Proceeds from such transactions will be applied to prepay a portion of the loans, with any remaining amount being deposited into a cash collateral account. The amendment also modified the financial condition covenants relating to consolidated senior leverage, consolidated fixed charge coverage, consolidated interest coverage and consolidated total debt. The amendment further added covenants relating to consolidated EBITDA (which covenants are suspended for the fiscal quarters ended on or prior to June 30,
2003) and the ratio of (i) the sum of (a) consolidated current assets and available revolving credit commitments, minus (b) crude oil and feedstocks inventory, to (ii) the sum of (x) consolidated current liabilities and (y) outstanding revolving loans. In addition, the amendment limits the Company's capital expenditures to $253.5 million in 2002 and $210 million annually in 2003 and thereafter until the Company achieves a debt to capitalization ratio of 58%. The Company paid an amendment fee to the lenders in connection with the first amendment.

      The foregoing is qualified by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a) Financial statements of businesses acquired.

          Not applicable.

      (b) Pro forma financial information.

          Not applicable.

      (c) Exhibits.

          10.1 First Amendment, effective as of September 30, 2002, among Lehman Brothers Inc. (as arranger), Lehman Commercial Paper Inc. (as syndication agent), Bank One, NA (as administrative agent), ABN Amro Bank N.V., Bank of America, N.A., Credit Lyonnais New York Branch and The Bank of Nova Scotia (as co-documentation agents) and a syndicate of banks, financial institutions and other entities, to $1,275,000,000 Amended and Restated Credit Agreement, dated as of May 17, 2002, among the Company and Lehman Brothers Inc. (as arranger), Lehman Commercial Paper Inc. (as the syndication agent), Bank One, NA (as administrative agent), ABN Amro Bank N.V., Credit Lyonnais New York Branch and The Bank of Nova Scotia (as co-documentation agents) and a syndicate of banks, financial institutions and other entities.


                                      -1-
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2002

                                    TESORO PETROLEUM CORPORATION

                                    By: /s/ G. Scott Spendlove
                                        --------------------------
                                            G. Scott Spendlove
                                          Vice President, Finance




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                                INDEX TO EXHIBITS



EXHIBIT NUMBER                      DESCRIPTION

     10.1 First Amendment, effective as of September 30, 2002, among Lehman Brothers Inc. (as arranger), Lehman Commercial Paper Inc. (as syndication agent), Bank One, NA (as administrative agent), ABN Amro Bank N.V., Bank of America, N.A., Credit Lyonnais New York Branch and The Bank of Nova Scotia (as co-documentation agents) and a syndicate of banks, financial institutions and other entities, to $1,275,000,000 Amended and Restated Credit Agreement, dated as of May 17, 2002, among the Company and Lehman Brothers Inc. (as arranger), Lehman Commercial Paper Inc. (as the syndication agent), Bank One, NA (as administrative agent), ABN Amro Bank N.V., Credit Lyonnais New York Branch and The Bank of Nova Scotia (as co-documentation agents) and a syndicate of banks, financial institutions and other entities.